NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2021 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: NOVEMBER 04, 2021 / 1:00PM GMT

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

PRESENTATION

Operator

Good morning, and welcome to the Q3 2021 Sturm, Ruger Earnings Call. (Operator Instructions) As a reminder, this conference call is being recorded. I would now like to turn the conference over to your host, Chris Killoy. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company Third Quarter 2021 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the third quarter 2021 financial results, and then I will discuss our operations and the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, not limited to the company's reports on the Form 10-K for the year ended December 31, 2020, and of course, on the Form 10-Q for the third quarter of 2021, which we filed last night. Copy of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or, of course, the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please notice that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2020, and on our Form 10-Q for the third quarter 2021, both of which are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's third quarter 2021 results.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris. For the third quarter of 2021, net sales were $178.2 million and diluted earnings were $1.98 per share. For the comparable prior year period, net sales were $145.7 million and diluted earnings were $1.39 per share. For the first 9 months of 2021, net sales were $562.7 million and diluted earnings were $6.64 per share. For the corresponding period in 2020, net sales were $399.6 million and diluted earnings were $3.31 per share. The substantial increase in profitability for the third quarter compared to the third quarter of 2020 was primarily attributable to the increase in sales and production, resulting in favorable leveraging of fixed costs including depreciation, engineering and other indirect labor expenses.

Compared to the second quarter of 2021, profitability declined principally due to 3 factors: First, all of our firearms facilities took a very well-deserved shutdown week in July, which reduced the number of workdays in the quarter to 59 compared to 64 workdays in Q2. This decrease in production reduced sales and resulted in some unfavorable deleveraging of fixed costs. Second, after a relatively quiet second quarter, COVID positive cases in our plants were then tripled in the third quarter. This resulted in significant increases in lost production. And third, following 6 quarters of exceptional demand, excess resales decreased from the second quarter, adversely impacting our overall profitability.

Our strong financial results yielded significant cash generation. During the first 9 months of 2021, we generated $117 million of cash from operations. We reinvested $15.6 million of that back into the company in the form of capital expenditures. We estimate that 2021 capital expenditures will be approximately $20 million, predominantly related to new product development. Our ability to shift manufacturing equipment between cells and between facilities improves our overall utilization and allows for reduced capital investment. Our balance sheet at October 2, 2021, remain strong. Our cash and short-term investments, which are invested in U.S. T-bills totaled $192.7 million.

Our current ratio was 3.8:1, and we had no debt. Our stockholders' equity was $338.1 million, which equates to a book value of $19.21 per share, of which $10.95 per share was cash and short-term investments. In the first 9 months of 2021, we returned $45.2 million to our shareholders through the payment of dividends. Our Board of Directors declared a $0.79 per share quarterly dividend for shareholders of record as of November 15, 2021, payable on November 30, 2021. Upon receiving this $0.79 quarterly dividend, shareholders will have received $3.36 of dividends per share in 2021. As a reminder, our quarterly dividend is approximately 40% of net income, and therefore, it varies quarter-to-quarter. That's the financial update for the quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Demand for our products has remained strong. Despite a moderation of overall industry demand, as reflected in the last 2 quarters of adjusted NICS, we shipped all of the firearms that we built this quarter without the need to aggressively promote or discount any of our products. We've just begun to replenish the distributor and retail inventories that were largely depleted over the past 18 months, putting us in a great position as we head into the fourth quarter, which has traditionally been a period of strong demand. The estimated unit sell-through of the company's products from the independent distributors to retailers increased 9% in the first 9 months of 2021 compared to the prior-year period.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

For the same period, the National Instant Criminal Background Check System, background checks, as adjusted by the National Shooting Sports Foundation, commonly referred to as NICS checks, decreased 11%. The increase in the sell-through of the company's products compared favorably to the decrease in adjusted NICS background checks, and may be attributable to strong consumer demand for Ruger products, increased production in 2021 and the introduction of new products that have been met with strong demand.

New product development continues to drive results. The MAX-9 pistol and the Ruger LCP MAX pistol, which were both launched in 2021 remain in strong demand. In the first 9 months of 2021, new product sales represented $116 million or 22% of firearm sales compared to $88 million or 24% of firearm sales in the first 9 months of 2020. As a reminder, we include only major products introduced in the past 8 quarters in our new product sales metric. Derivatives, product line extensions of mature product families and models introduced more than 2 years ago are not included. We are hard at work on some exciting new product initiatives, including the return of Marlin lever action rifles, which we begin -- plan to begin shipping later in the fourth quarter.

Since March of 2020, our workforce has been strengthened by 370 folks, an increase of just over 20%, and our quarterly unit production has increased by more than 160,000 units or 45% during that period. A 20% increase in personnel yielding a 45% increase in production. That is a tremendous accomplishment by our operations teams at all of our manufacturing plants. Despite the growth in production at the end of third quarter 2021, our finished goods inventories remained near historic lows and distributor inventories of Ruger products were 150,000 units lower than they were at the end of 2019, the last time inventories were at what we would consider normal or expected pre-COVID-19 levels.

As Tom mentioned earlier, after an unprecedented 16-month run of seemingly insatiable product demand and continual monthly production increases, we took a 1-week shutdown during the first week of July. This is our first shutdown in 2 years, which gave our workforce a very well-deserved break and allowed us to perform some routine maintenance and reconfigure some of our manufacturing operations.

The shutdown reduced our third quarter production sales and earnings, but that was a small price to pay. It was the right thing to do, and I'm glad we did it. Our dedicated and hard-working folks deserved and needed a break. And after the shutdown, we are better prepared as we head into what we expect will be a busy fourth quarter and 2022.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Since the onset of the COVID-19 pandemic in March 2020, we have remained proactive in maintaining the health and safety of our employees and mitigating its impact on our business. We provide all hourly employees with additional paid time off and offer incentives to any employee who becomes vaccinated. If practical, we allow employees to work remotely. And we continue to follow robust cleaning, sanitizing and social distancing protocols to maintain a cleaner and safer workplace.

With the United States once again seeing a rise in COVID-19 cases in positivity rates, we remain vigilant and are proactively adjusting our plan accordingly to keep our associates healthy and safe and to minimize any disruption to our business. Our financial strength, evidenced by our debt-free balance sheet provides financial security and flexibility as we manage through the challenges like COVID-19 and remain focused on our long-term goals and the creation of shareholder value.

In the third quarter, we added a 225,000 square foot facility in Mayodan, North Carolina, about 1.5 miles down the road from our original Mayodan building that we purchased in 2013. This new facility doubles the size of our footprint in Mayodan and provide some room for expansion. We moved our finished goods inventory, our ShopRuger operations and our customer service call center into the new facility.

This freed up some manufacturing space in our original building in addition to the overall -- excuse me, to the available space in the new facility. Those are the highlights of the third quarter of 2021. Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And your first question comes from the line of Ryan Meyers with Lake Street Capital Markets.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

So it looks like we saw units ordered come down a little bit to about 218,000 compared to the past several quarters, which is quite a bit lower. Just wondering if you guys can unpack this a little bit and give us some commentary on what's going on there. If you're seeing retailers ordering less firearms? Or why this number was quite a bit lower than what it's been in the past several quarters?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Ryan, thanks for the question. I think as most of you that follow Ruger know, we don't pay as much attention to that orders -- units ordered on a weekly or a monthly basis. What we really look at is what our distributors are selling. When you think about it, I mean, we had a very full and still have a very full order book when we entered Q3 and then when we exited Q3. We're still at 1.3 million units on order at the end of Q3. And at some point, our distributors have enough on order. I mean this is -- we just met with our distributors at the National Association of Sporting Goods Wholesalers show in Columbus, Ohio, last week, and that's a pretty healthy order book of 1.3 million units. So I think at some point, those -- the incoming order rate slow. They know that they've got enough orders in with Ruger. They know the orders with Ruger are noncancelable, unlike some other companies. And so I think that's primarily the reason.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

Okay. That makes sense. And then how are you guys thinking about pricing into the fourth quarter and then into 2022?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. I don't anticipate major changes in Q4. However, I think with 2022, we are likely going to need some additional pricing adjustments to -- really to compensate for what we're seeing in supply channel. We're not alone in that. I think that's not unique to Ruger within the industry or within any industry right now between the commodities pricing, raw material and freight and everything else we use in commerce. Those prices -- costs are increasing, and I expect that we'll probably take a modest price increase on or about January 1.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

Okay. And then I mean just kind of looking at supply chain wise, obviously, most of you guys have manufacturing done here in the United States, which is a positive. Are you guys seeing any sort of challenges anywhere as far as sourcing certain components? Or just any sort of detail on how you guys might be impacted by the supply chain problems that seems like everybody is talking about.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. I mean, you're correct in that virtually everything we -- that goes into a Ruger firearm is procured in the United States. However, a lot of things like resins and some of those raw materials that our suppliers acquire may come in from offshore as well as just things like the cost of fuel for the shipping and trucking industry to move things about, all of that factors in there. But our supply chain folks at the factories have done an amazing job navigating through that. So far, we've had some spot shortages, where we're -- we've come close, but we haven't -- to my knowledge, I don't think we've shut anything down. We've been able to pivot. We'll perhaps make shift gears and make a different model 1022 based on a shortage of 1 particular stock or 1 particular site. But all that's been worked through by our operations teams.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

Okay. That's helpful. And then is there any way that you can quantify the impact of the 1-week shutdown as far as production units that you guys didn't think you were able to get out there? Any way you can quantify the actual shutdown itself?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, it's -- when you look at the number of day -- working days in a quarter, you got -- we will use a 4-4-5-week quarter. So you've got basically 5 days you weren't working. So it's 7% to 8% is typically what that impacts.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Operator

And your next question comes from the line of Rommel Dionisio with Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, just a couple of questions on the Mayodan expansion. First, I know there's a lot of talk about labor shortages and difficulty procuring labor in many parts of the country. Could you just give us a feel for what it is in that particular part of the country? Is that an issue at all? And second -- sorry if I missed this. But could you talk about what the timing of just clearing out some of these -- or clearing out some of the room for additional expansion of manufacturing in the current facility and then your move. I wonder if you could just talk about the timing of all that.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Well, as I think you know, Rom, our 3 major manufacturing facilities, our Newport, New Hampshire, Prescott, Arizona; and Mayodan, North Carolina. Mayodan is the newest facility. We acquired that plant in 2013, and we've been steadily adding to that as new lines come in. The team down there has done a great job. That's also the center of gravity for our Marlin acquisition. Virtually, everything we acquired from Remington on the Marlin transaction was sent to Mayodan. Initially, it was moved to a staging area and then integrated into our main factory.

And so what this allows us to do is really to expand our footprint in Mayodan. We're only 1.5 miles down the road from our existing plant. It allows us to use our same strong management team down there. And frankly, our ability to hire folks has been pretty solid. The workforce in Mayodan is a good one. The people like working for Ruger. And I think it provides us a lot of future opportunity. It doesn't mean we're trying to move anything or close anything from the other factories. On occasion, we may move 1 particular line or shift resources between factories. But it doesn't mean we're getting out of any of the other locations, but it does give us significant opportunity. It basically doubles our square footage. And that plant is in the process of being upfitted as we speak to allow us that flexibility of manufacturing to move lines or add lines as needed.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Okay. But just to clarify, Chris, you're going to be -- you'll be in good shape for the Marlin lever action launch here. It will be done ready for that in Mayodan.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. So we're planning a mid-December launch of the Marlin product line. Now we'll be initially, as we just reviewed with our wholesalers down at the NASGW meetings last week, it will probably be less than the market wants. In fact, I'm sure based on the overwhelming demand we've seen from consumers and retailers, I'm sure it will be fewer guns and fewer SKUs than the market wants, but we will launch it probably on or about December 15, somewhere in that time period, begin those shipments to distributors. And again, I expect it will be lots of calls and e-mails into me, say, looking for more Marlin. Because the first samples, frankly, were just outstanding. The first sample that I saw was -- came off a line a few weeks ago, and it was a beautiful model, 1895, in 45-70 caliber and it just look gorgeous. So we're very excited about that, and we are on track for that end of Q4 launch.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Operator

(Operator Instructions) Your next question is from Ryan Hamilton with Morgan Dempsey Capital Management.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Congrats on another good quarter. Could you walk us through -- and I always ask, could you walk us through the cadence of the quarter kind of how July looks compared to June and so on?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we typically don't give information out on the monthly breakout, but we did start to see what we would call the, I'll say this, a little bit of a summer slowdown. Typically, we see a seasonality come into our business. And typically, that slows down in May, June and July. It picks back up in August as people get ready for hunting season. We saw a little bit of that, but nothing like in years past. We still -- the dampening was more muted than we've seen in the past. And so while there was a little bit of that slowdown as we hit those warmer months, nothing like in some years past, where that traffic really dies down at the store. So the interesting thing here was given there was so little inventory at retail, it was difficult to tell as far as what was that impact. One of the things we're seeing right now, we hear every day is ammo availability continues to impact many product categories. We've seen certain hunting rifle calibers in short supply, but our friends in the ammunition business are doing their best to get caught up. And I think it's getting better, and we'll get better as we go into 2022.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

You just answered my next question. I think you know me too well. So refresh my memory, Chris, and I know that you don't break this out traditionally. But as a generalization, do rifles demand a higher margin than most pistols and revolvers?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Not necessarily. A lot of it -- margin in terms of percentage versus margin dollars, we've got some relatively, I'll say, less expensive models that have great gross margin percentages. But again, from a dollar standpoint are not as significant as some of the other ones. So it's really model and family specific. And obviously, it depends a lot on the composition of the materials we have in there, the labor content and probably most significantly is the competition we face in the marketplace.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Sure. I guess where I'm going with this is I'm trying to model out what the impact from Marlin should be or is going to be. And I know you don't break this out. So that's kind of where I was going.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I got you. Yes, we're still working through that. And I expect it would be in line. It's obviously going to be incremental, but it's -- I expect it would be in line with our other rifle products that we build at Ruger. We've got -- we'll be making all the wood and laminate stocks for the Marlin product line. Those will be made in our existing wood plant up in Newport, New Hampshire. The teams up there have been doing a great job working together with the folks at Mayodan. And so I think it will be comparable to existing Ruger rifle products.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Will the Ruger name be stamped on the firearm somewhere on the rifle?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No, it won't be. We're going to maintain the Marlin brand. We're very proud of the Marlin brand and its history. We've got a couple of things. I think Marlin collectors will be very excited about as far as how we can figure the serial number, some minor changes that we think collectors will enjoy seeing. But maintaining that Marlin legacy and the great things about Marlin, particularly the centerfire lever-action guns with some what we think are some great enhancements. So more to come on that, but we're very excited about it. We've got a good team of operations and product and marketing folks working on that rollout, and I think we're going to have fun with.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

No, it sounds great. Last quarter, I believe you said you were roughly at 1,900 as far as headcount goes. Where are you at today, roughly?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

A little more probably about 1,950, if I recall the numbers from a few days ago, so about 1,950 folks.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

And I know that you really push the new products. So are you missing any key elements on the design and engineering? Or is it mostly on manufacturing, where you'd like more bodies?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we certainly need more folks in all 3 of our factories right now. That's for sure as far as building the guns. But we're always on the lookout for great engineers. We've got a lot of those engineers who have been committed to the Marlin product line. And so again, I think there's quite a few job postings. If you look at the Ruger website, ruger.com/careers. I think we've got a lot of salaried engineering positions as well as lots of opportunities in our factories.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

And just 1 more for me. I know you talked about the accessories business kind of slowing down a little bit. Is that maybe -- maybe is that where you're seeing some of that normal summer slowdown and then expect maybe a pickup back in the fall here?

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

NOVEMBER 04, 2021 / 1:00PM GMT, Q3 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

It could have been some of that. I think really, we caught up with some of that backlog on those accessories and primary driver of that is magazines, particularly things like BX-25s, the Mini-14 magazines, et cetera. We were trying to catch up on that for a while. Our supply chain ramped up. We got some of that. And again, I think the long-term demand is still going to be just fine. It's just a little bit of a cyclicality in there.

Operator

We have no further questions in the queue at the time. So I'd like to turn the conference back over to management for any closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, operator. In closing, I would like to thank you for your continued interest in Ruger. And I would like to thank the more than 1,950 members of the Ruger team that continue to put together and work hard to exceed our expectations and drive outstanding financial results. Thank you, again.

Operator

This does conclude today's call. Thank you for your participation. You may now disconnect your lines.

DISCLAIMER

Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes

In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS REFINITIV'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2021 Refinitiv. All Rights Reserved.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.